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                                                                     Exhibit 5.1

                                  [LETTERHEAD]



February 13, 2001                                             BY FAX AND COURIER

Flextronics International Ltd.
11 Ubi Road 1,
#07-01/02 Meiban Industrial Building,
Singapore 408723

Dear Sirs,

REGISTRATION STATEMENT ON FORM S-3 OF FLEXTRONICS INTERNATIONAL LTD. (THE "COMPANY")

1. We refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on or about 13th February 2001 in connection with the registration under the Securities Act of 1933, as amended, of 6,415,552 ordinary shares of S$0.01 each in the capital of the Company (the "Ordinary Shares") to which the Registration Statement relates.

2. For the purposes of rendering this opinion, we have assumed that the Ordinary Shares set out in Paragraphs 2(i) and 2(ii) below (collectively, the "Registration Shares") constitute part of the 6,415,552 Ordinary Shares to which the Registration Statement relates and that:-

        (i) the aggregate number of 4,051,832 Ordinary Shares allotted and issued pursuant to the acquisition by the Company of all the issued and outstanding capital stock of Ojala-Yhtyma Oy, a company organised under the laws of Finland ("OYO"), under an Exchange Agreement dated 21st December 2000 by and among the Company acting through Flextronics Holding Finland Oy, a company organized under the laws of Finland and a wholly-owned subsidiary of the Company, OYO, Mr Aimo Ojala as an individual shareholder of OYO, Mr Alpo Ojala, as an individual shareholder of OYO, Mr Esa Ojala as an individual shareholder of OYO, Harri Ojala as an individual shareholder of OYO, Mrs Aino Ojala as an individual shareholder of OYO and Mr Risto Poikkimaki as an individual shareholder of OYO (each individually a "shareholder" and collectively the "shareholders") (the "Ojala Agreement"), and that such number of 4,051,832 Ordinary Shares allotted and issued or to be allotted and

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                issued have been and are allotted and issued or will be and will be allotted and issued in accordance with the terms and conditions thereof; and


        (ii) the aggregate number of 2,363,720 Ordinary Shares allotted and issued pursuant to the acquisition by the Company of all of the issued and outstanding capital stock of Wave Optics, Inc., a California corporation ("WOI") under an Agreement and Plan of Reorganization dated February 6, 2001 by and among the Company and WOI (the "Wave Agreement"), and that such number of 2,363,720 Ordinary Shares allotted and issued have been and are allotted and issued in accordance with the terms and conditions thereof.

3.   We have further assumed that:-

        (i) the aggregate nominal value of all the Ordinary Share(s) issued or to be issued in exchange for each of the Target Shares (as defined in the Ojala Agreement) pursuant to Sections 2.1 and 2.5 of the Ojala Agreement is or will be at least equal to the value of each such Target Share;

        (ii) the 4,051,832 Ordinary Shares referred to in Paragraph 2(i) above were issued or will be issued pursuant to Sections 2.1 and
                2.5 of the Ojala Agreement;

        (iii) appropriate accounting entries have been or will be made in the Company's books to reflect that the 4,051,832 Ordinary Shares referred to in Paragraph 2(i) above have been allotted and issued in accordance with Sections 2.1 and 2.5 of the Ojala Agreement for a consideration wholly in kind and credited as fully paid;

        (iv)    that the total of:

                (a)     the aggregate nominal value of all the Ordinary
                        Share(s); and

                (b)     the amount of cash

                issued and paid in exchange for each share of Company Capital Stock (as defined in the Wave Agreement) pursuant to Sections 1.2(b)(i) and (ii) of the Wave Agreement is at least equal to the value of each such share of Company Capital Stock;

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        (v)     that the 2,363,720 Ordinary Shares referred to in Paragraph
                2(ii) above were issued pursuant to Sections 1.2(b) of the Wave Agreement.

        (vi) appropriate accounting entries have been made in the Company's books to reflect that the 2,363,720 Ordinary Shares referred to in Paragraph 2(ii) above have been allotted and issued pursuant to and in accordance with Section 1.2(b) of the Wave Agreement and issued for a consideration wholly in kind and credited as fully paid.

4. As your Singapore counsel, we have examined the proceedings taken by the Company in connection with the allotment and issuance of the Registration Shares. We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereafter expressed.

5. Based on the foregoing, we are of the opinion that the Registration Shares allotted and issued by the Company, and which are represented by share certificates issued in respect of such Registration Shares, are validly issued and fully-paid.

6. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

Yours faithfully,


/s/ Allen & Gledhill